As filed with the Securities and Exchange Commission
on December 19, 1994                    Registration No. 33-____
- ---------------------------------------------------------------
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
- ----------------------------------

FORM S-8
Registration Statement
Under
The Securities Act of 1933
- ----------------------------------

RODMAN & RENSHAW CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware                          36-3111956
(State of Incorporation)          (I.R.S. Employer Identification No.)

120 South LaSalle Street          60603
Chicago, Illinois                 (Zip Code)
(Address of Principal Executive Offices)

RODMAN & RENSHAW CAPITAL GROUP, INC. 1994 STOCK OPTION PLAN
RODMAN & RENSHAW CAPITAL GROUP, INC. NON-EMPLOYEE DIRECTOR
STOCK OPTION PLAN

RODMAN & RENSHAW CAPITAL GROUP, INC. OPTION AGREEMENTS
(Full Title of the Plans)
- ----------------------------------

James D. Van De Graaff
Executive Vice President, General Counsel and Secretary
Rodman & Renshaw Capital Group, Inc.
120 South LaSalle Street
Chicago, Illinois  60603
(Name and Address of Agent for Service)

(312) 977-7270
(Telephone Number, including Area Code, of Agent for Service)

            CALCULATION OF REGISTRATION FEE*
- -------------------------------------------------------------------
                              Proposed      Proposed
                 Amount       maximum       maximum
Title of         to be        offering      aggregate     Amount of
Securities       registered   price per     offering      registration
to be registered (1)          unit(2)(3)    price(2)      fee
- --------------------------------------------------------------------
Common Stock,
par value $.09
per share        1,482,150    $4.1872       $6,206,058.40 $2,140.02
====================================================================
*See text of footnotes on the next page of this registration statement. (continued from preceding page)

(1) Represents the maximum number of shares of Common Stock that may be offered pursuant to this Registration Statement, including (i) 1,000,000 shares issuable upon the exercise of options granted or to be granted under the Rodman & Renshaw Capital Group, Inc. 1994 Stock Option Plan, (ii) 400,000 shares issuable upon the exercise of options granted or to be granted under the Rodman & Renshaw Capital Group, Inc. Non-Employee Director Stock Option Plan and
     (iii) 82,150 shares issuable upon the exercise of options granted to employees of the Registrant and its subsidiaries pursuant to individual written compensation contracts.

(2) Calculated as a weighted average based upon (i) options exercisable at the following prices:

                100,000           -  $6.50
                 84,650           -  $5.625
                 16,000           -  $5.375
                 22,500           -  $5.125

     and (ii) a price per share of the remaining 1,259,000 shares to be registered calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices of $3.875 and $3.875, respectively, reported for the Registrant's common stock on the New York Stock Exchange on December 14, 1994.

(3) Estimated solely for the purpose of calculation of the registration fee in accordance with Rule 457 under the Securities Act of 1933.

========================

                        EXPLANATORY NOTE

            As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by Rodman & Renshaw Capital Group, Inc. (the "Company") are incorporated in this
Registration Statement on Form S-8 (the "Registration Statement") by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended June 24, 1994 (the "Fiscal 1994 10-K").

2. All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the
     "Exchange Act") since the end of the fiscal year covered by the Fiscal 1994 10-K referred to in number 1 above.

3. The description of the Company's common stock, par value $.09 per share ("Common Stock"), contained in any registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document.

- ---------------------------------

The consolidated financial statements and the related financial statement schedules incorporated by reference in this Registration Statement from the Fiscal 1994 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


ITEM 4.           DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 145 of the Delaware General Corporation Law (the "DGCL"), corporations incorporated under the laws of Delaware (as is the Company) are permitted to indemnify their current and former directors, officers, employees and agents under certain circumstances against certain liabilities and expenses incurred by them by reason of their serving in such capacities, if such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

The Company's Certificate of Incorporation provides that each director, officer, employee and agent will be indemnified by the Company to the fullest extent permitted under the DGCL against liabilities and expenses in connection with any threatened, pending or completed legal proceeding to which he may be made a party or threatened to be made a party by reason of being, agreeing to be or having been an officer, director, employee or agent of the Company. The Company's Certificate of Incorporation also provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except as prohibited by the DGCL. This provision eliminates personal liability to the extent permitted by the DGCL, but does not excuse any director for breach of his duty of loyalty, for acts not taken in good faith or for transactions in which the director derives an improper personal benefit.

The Company has in effect an insurance policy in the amount of $10,000,000 covering liabilities of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

The Acquisition Agreement, dated as of November 17,1993 (the "Acquisition Agreement"), among the Company, Abaco Grupo Financiero, S.A. de C.V. ("Grupo") and Abaco Casa de Bolsa, S.A. de C.V., Abaco Grupo Financiero ("Abaco") pursuant to which Abaco acquired approximately 51% of the outstanding Common Stock contains provisions requiring the Company to indemnify each person who at or prior to the date of the acquisition had been a director or officer of the Company or any of its subsidiaries in the same manner as provided in the Company's or subsidiary's charter documents on the date of the Acquisition Agreement. The Acquisition Agreement also requires that the Company maintain in effect for a period of five years from the date of the acquisition the current or similar policies of directors' and officers' liability insurance.

Grupo and Abaco have each entered into an Indemnity Agreement with the Company's outside directors, Thomas E. Meade, Richard Pigott and David
S. Ruder (each an "Outside Director"), pursuant to which Grupo and Abaco agree to indemnify each Outside Director and to hold each Outside Director harmless from and against any and all claims, threats, suits, proceedings, actions, inquiries, investigations, damages, penalties, liabilities, fines, judgments, costs and expenses and other charges incurred, suffered or expended by or threatened against the Outside Director with respect to any action or inaction taken directly or indirectly in the course of the Outside Director's duties or services as a director or agent of the Company. Grupo and Abaco also agreed in each such Indemnity Agreement to use their best efforts to cause the Company to maintain directors' liability insurance at no less than the current coverage.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.           EXHIBITS

    4.1 Certificate of Incorporation of the Company - incorporated by reference to Exhibit 3.1 to the Fiscal 1994 10-K

    4.2     By-Laws of the Company - incorporated by reference to
            Exhibit 3.2 to the Fiscal 1994 10-K

    4.3 Specimen certificate evidencing shares of Common Stock - incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-1 (No. 33-4649) filed with the Commission on May 29, 1986

    5.1 Opinion of James D. Van De Graaff, Esq., General Counsel of the Company

    23.1 Consent of James D. Van De Graaff, Esq. (included in the opinion filed as Exhibit 5.1)

    23.2    Consent of Deloitte & Touche LLP

    24.1 Powers of Attorney (included on the Signature Page of this Registration Statement)

- ---------------------------------

ITEM 9.           UNDERTAKINGS

(a)        Rule 415 Offering.  The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i)     To include any prospectus required by
                          Section 10(a)(3) of the Securities Act of
                          1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
            Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 12, 1994.

                                RODMAN & RENSHAW CAPITAL GROUP, INC.

                                By:     /s/ Charles W. Daggs, III
                                   ---------------------------------
                                        Charles W. Daggs, III
                                        President and Chief Executive
                                        Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles W. Daggs, III, James D. Van De Graaff and John T. Hague, and each of them, any one of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign and file on his behalf any and all amendments to this Registration Statement, which amendments may make such changes and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and any and all documents in connection therewith, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission under the Securities Act of 1933.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                        Title                Date
- -------------                    --------             -------

/s/ Charles W. Daggs, III        President, Chief     December 12, 1994
- -------------------------        Executive Officer,
Charles W. Daggs, III            and Director
                                 (Principal
                                 Executive Officer)

/s/ John T. Hague                Chief Financial      December 15, 1994
- ------------------------         (Principal Financial
John T. Hague                    Officer and
                                 Accounting Officer)

/s/ Alexander C. Anderson        Director             December 16, 1994
- ------------------------
Alexander C. Anderson

/s/ Paul C. Blackman             Director             December 19, 1994
- ------------------------
Paul C. Blackman

/s/ Eduardo Camarena Legaspi     Director             December 12, 1994
- ------------------------
Eduardo Camarena Legaspi

/s/ Jorge Antonio Garcia Garza   Director             December 12, 1994
- ------------------------
Jorge Antonio Garcia Garza

/s/ Francis L. Kirby             Director             December 14, 1994
- ------------------------
Francis L. Kirby

/s/ Scott H. Lang                Director             December 12, 1994
- ------------------------
Scott H. Lang

/s/ Jorge Lankenau Rocha         Director             December 12, 1994
- ------------------------
Jorge Lankenau Rocha

/s/ Thomas E. Meade              Director             December 12, 1994
- ------------------------
Thomas E. Meade

/s/ Mauricio Morales Sada        Director             December 12, 1994
- ------------------------
Mauricio Morales Sada

/s/ Richard Pigott               Director             December 12, 1994
- ------------------------
Richard Pigott

/s/ Keith F. Pinsoneault         Director             December 12, 1994
- ------------------------
Keith F. Pinsoneault

/s/ David S. Ruder               Director             December 14, 1994
- ------------------------
David S. Ruder

/s/ Joseph P. Shanahan           Director             December 16, 1994
- ------------------------
Joseph P. Shanahan

/s/ Frederick G. Uhlmann         Director             December 12, 1994
- ------------------------
Frederick G. Uhlmann

INDEX TO EXHIBITS

Exhibit
Number          DESCRIPTION OF EXHIBIT
- -------         -----------------------

4.1             Certificate of Incorporation of the Company*

4.2             By-Laws of the Company*

4.3             Specimen certificate evidencing shares
                of Common Stock*

5.1             Opinion of James D. Van De Graaff, Esq.,
                General Counsel of the Company

23.1            Consent of James D. Van De Graaff, Esq.
                (included in the opinion filed as Exhibit 5.1)

23.2            Consent of Deloitte & Touche LLP

24.1            Powers of Attorney (included on the Signature
                Page of this Registration Statement)




- -------------
*       Incorporated by reference.

EXHIBIT 5.1
                                  RODMAN & RENSHAW CAPITAL GROUP, INC.
                                          120 South LaSalle Street
                                          Chicago, Illinois  60603

December 19, 1994

Rodman & Renshaw Capital Group, Inc.
120 S. LaSalle Street
Chicago, Illinois  60603

Ladies and Gentlemen:

A Registration Statement on Form S-8 is being filed on or about the date of this letter with the Securities and Exchange Commission covering the registration of 1,482,150 shares of common stock, $0.09 par value per share (the "Shares"), of Rodman & Renshaw Capital Group, Inc. (the "Company"), pursuant to the Rodman & Renshaw Capital Group, Inc. 1994 Stock Option Plan, the Rodman & Renshaw Capital Group, Inc. Non-Employee Director Stock Option Plan and certain written compensation contracts between the Company and individual employees of the Company or one of its subsidiaries (collectively, the "Plans").

I have examined the corporate records of the Company, including its Restated Certificate of Incorporation, as amended, its Amended and Restated By-Laws, the minutes of directors' and stockholders meetings, and such other documents (including the Plans) which I have deemed relevant or necessary as the basis for the opinion hereinafter set forth.

Based on the foregoing, it is my opinion that:

        1. The Company is incorporated and validly existing in good standing under the laws of the State of Delaware.

        2. The Shares have been duly authorized and, when sold pursuant to the Plans at a price per share which is not less than their par value per share at the time of the sale, will be legally issued, fully paid and non-assessable.

I am named in the Registration Statement on Form S-8 to which this opinion will be an exhibit as counsel who will pass on the legality of the Shares registered and offered pursuant thereto, and I hereby consent to the use of my name therein and to the use of this opinion as an exhibit thereto.

Very truly yours,

/s/ James D. Van De Graaff

James D. Van De Graaff
Executive Vice President,
General Counsel and Secretary
EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT



Board of Directors and Stockholders
Rodman & Renshaw Capital Group, Inc.
120 S. LaSalle Street
Chicago, Illinois  60603


We consent to the incorporation by reference in this Registration Statement of Rodman & Renshaw Capital Group, Inc. (the "Company") on Form S-8 (pertaining to the registration of 1,482,150 shares of common stock, $0.09 par value per share, of the Company for the Rodman & Renshaw Capital Group, Inc. 1994 Stock Option Plan, the Rodman & Renshaw Capital Group, Inc. Non-Employee Director Stock Option Plan and certain written compensation contracts between the Company and individual employees of the Company or one of its subsidiaries) of our report dated August 19, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of Rodman & Renshaw Capital Group, Inc. for the year ended June 24, 1994 and to the reference to us under
Part II, Item 3, of the Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Chicago, Illinois
December 19, 1994